NATIONAL ENTERPRISES, INC. 1994 STOCK OPTION PLAN

SECTION 1. PURPOSE

The purposes of this National Enterprises, Inc. 1994 Stock Option Plan (the "Plan") are to encourage key Employees of National Enterprises, Inc. (The "Company") to develop a proprietary interest in the Company, and to compensate certain members of the Board of Directors of the Company for their services.

SECTION 2.  ADMINISTRATION

The Plan shall be initially administered by the Board of Directors of the Company (the "Board"). A majority of the Board shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board, shall be deemed the acts of the Board for purposes of this Plan.

Subject to the terms of the Plan and applicable law, the Board shall have the sole power, authority and discretion to: (i) designate the Employees and Directors who are to be Participants; (ii) determine the number of Options to be granted to a Participant; (iii) determine the terms and conditions of any Option; (iv) interpret, construe and administer the Plan and any instrument or agreement relating to an Option granted under the Plan; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vi) make a determination as to the right of any Person to receive payment of (or with respect to) an Option; and (vii) make any other determinations and take any other actions that the Board deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions with respect to the Plan or any Option granted thereunder shall be within the sole discretion of the Board, may be made at any time, and shall be final, conclusive, and binding upon all Persons.

At any time the Board may delegate its authority to administer the Plan to a Compensation Committee (the "Committee"), as designated by the Board and composed of not less than two members of the Board. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be deemed act of the Committee.

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SECTION 3.  SHARES AVAILABLE FOR OPTIONS

3.1 CALCULATIONS OF NUMBER OF SHARES. The number of shares available for granting Options under r the Plan shall be 1,500,000 Shares, subject to adjustment as provided in Section 3.2 Further, if any Opsin granted under the Plan is forfeited, canceled, surrendered, or otherwise terminates or expires without the delivery of Shares or other permitted consideration, then the Shares subject to such Option shall again be available for granting Options under the Plan.

3.2.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR
REORGANIZATION

     The number and/or value of Shares covered by an Option shall be adjusted from time to time as follows:

     (a) Subject to any required action by shareholders of the Company, the number of Shares covered by each outstanding Option, and the exercise price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only in Shares) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company.

     (b) Subject to any required action by shareholders of the Company, if the Company shall be the surviving corporation in any Reorganization, merger or consolidation, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled, and if a plan or agreement reflect any such event is in effect that specifically provides for the exchange, conversion or exchange of Shares, then any adjustment to Shares relating to an Option hereunder shall not be inconsistent with the terms of any such plan or agreement.

     (c) In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.

     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination shall be final, binding and conclusive.

     Except as expressly provided in the Plan, any person to whom an Option is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustments by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Option.

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     The grant of an Option pursuant to the Plan shall not affect in any way the
right  or  power  of  the  Company  to  make   adjustments,   reclassifications,
Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 4. ELIGIBILITY

Any Employee or Director shall be eligible to be a Participant. Grants may be made to the same Employee or Director on more than one occasion.

SECTION 5. OPTIONS

The Board is hereby authorized to grant Options to Employees and Directors with the following teens and conditions and with such additional terms and conditions, which are not inconsistent with the provisions of the Plan, as the Board shall determine:

     (i) EXERCISE PRICE. The per Share exercise price of an Option shall be determined by the Board at the date of grant.

     (ii) TIME AND METHOD OF EXERCISE. The Board shall determine the time or times at which an Option may be exercised in whole or in part, and the method by which payment of the exercise price with respect thereto may be made; provided, however, no Option shall be exercisable prior to the first anniversary of the adoption of the Plan, except as provided in Section 7. Subject to any limitations in the Option Agreement, a Participant may purchase Shares subject to the exercisable portion of an Option in whole at any time, or in part from time to time, by delivering to the Secretary of the Company, written notice specifying the number of Shares with respect to which the Option is being exercised, together with payment in full of the purchase price of such Shares plus, if so elected by Participant as provided in Section 8.2, any applicable federal, state or local taxes for which the Company has a withholding obligation in connection with such purchase. Such payment shall be payable in full in cash or by check acceptable to the Company at the time of purchase.

     (iii) TERMS OF OPTIONS. The term of each Option shall be for such period as may be determined by the Board; provided, however, that in no event shall the term of any Option exceed a period of 10 years and one month from the date of its grant.

     (iv) TERMINATION OF EMPLOYMENT OR DIRECTORSHIP. Options, to the extent vested and exercisable as or the date a Participant who is an Employee ceases to be an Employee for any reason other than Termination for Cause or Voluntary Termination, may be exercised within one year of such date, but not thereafter; provided, however, that in no event shall any Options be exercisable after the expiration date of such Option as set forth in the related Option Agreement. If a Participant who is an Employee ceases to be an Employee as a result of death, such Options may be exercised within one year of such Participant's death by the person to whom his rights shall pass by will or the laws of descent and distribution. If a Participant who is an Employee ceases to be an Employee as a result of Disability or Retirement, such Options may be exercised within one year of such Participant's Disability or Retirement by either the Participant or such Participant's legal representative. In the event of a Participant who is an Employee has his or her employment terminated with the Company by reason of Termination for Cause or Voluntary Termination, the Options outstanding on such date of termination may not be exercised after such termination of employment. With respect to any Director who is a Participant but not also an Employee, if he or she voluntarily resigns from the Board of Directors or is removed or fails to be re-elected to the Board of Directors for any reason other than death or retirement, then his or her Options shall be treated in the same manner as a Participant who ceased to be an Employee by reason of Termination for Cause or Voluntary Termination; otherwise if such Participant ceases to be a member of the Board or Directors due to death or

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     retirement (using the same standard as Retirement of an Employee), then his or her Options shall be treated in the same manner as a Participant who ceased to be an Employee by reason of death or Retirement. Subject to
     Section 7, to the extent Options or any portion thereof are not exercisable an the date the Participant who is an Employee ceases to be an Employee or the Participant who is a Director but not also an Employee ceases to be a Director, such Options or portion thereof shall automatically lapse and be canceled unexercised on such date. In all events, the provisions of Section 7 shall take precedence over the provisions of this Section 5(iv); in particular, but without limitation, if a Change in Control occurs, the vesting and disposition of the Participant's Options shall be governed by
     Section  7(d)  rather  than  the   provisions   of  this   Section   5(iv),
     notwithstanding the fact that in connection with such Change in Control the Participant's employment or membership an the Board of Directors of the Company has bun terminated.

     (v) LIMITS ON TRANSFER OF OPTIONS. No Option or rights thereunder shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution. Bach Option shall be exercisable during that Participant's lifetime only by the Participant or, if permissible under. applicable law, by the Participant's guardian or legal representative. No Option or any rights thereunder may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

     (vi) SHARE CERTIFICATES. Upon exercise of an Option, delivery of a certificate for hilly paid and nonassessable Shares shall be wade to the Person exercising the Option either at such time during ordinary business hours after 15 days but not more than 30 days from the date of receipt of the notice by the Company as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the Person exercising the Option.

     (vii) OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement, which shall have such terms and provisions, not inconsistent with the Plan, that the Board determines.

SECTION 6. AMENDMENT AND TERMINATION

The Board in its discretion may terminate the Plan at any time with respect to any Shares for which a grant has not theretofore been made. The Board shalt also have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that no change in any Option theretofore made may be made which would impair the rights of the Participant without the consent of such Participant; and provided further, that notwithstanding any other provision of the Plan or any Option Agreement, without the approval of the shareholders of the Company no such amendment or alteration shall be made that would:

     (i) increase the total number of Shares available for Options under the Plan, except as provided in Section 3.2 hereof;

     (ii) change the data of Persons eligible to receive Options;

     (iii)extend the maximum period during which Options may be granted under the Plan; or

     (iv) materially increase the benefits accruing to Participants under the Plan.


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SECTION 7. VESTING UPON THE OCCURRENCE OF CERTAIN EVENTS

     (a) Each Option grants hereunder may only be exercised to the extent that the Participant is vested in such Option Bach Option shall vest separately in accordance with the option vesting schedule, if any, determined by the Board in its sole discretion, which will be incorporated in the Option Agreement entered into between the Company and each Participant. The option vesting schedule will be accelerated in the event the provisions of paragraphs (b), (c), (d) or (e) of this subsection apply; or if, in the sole discretion of the Board, the Board determines that acceleration of the option vesting schedule would be desirable for the Company.

     (b) In the event of the dissolution or liquidation of the Company, each Option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to each Participant and each such Participant shall be fully vested in and shall have the right during such period to exercise the Option, even though such Option would not otherwise be exercisable under the option vesting schedule. At the end of such period, any unexercised Option shall terminate and be of no further effect.

     (c) In the event of a Reorganization:

          (1) If them is no plan or agreement respecting the Reorganization, or if such plan or agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding and unexercised Options for other securities then the provisions of the above paragraph (b) of this Section 7 shall apply as if the Company had dissolved or been liquidated on the effective date of the Reorganization; or

          (2) If there is a plan or agreement respecting the Reorganization, and if such plan or agreement specifically provides for the change, conversion or exchange of the Sharps under outstanding and unexercised Options for securities of another corporation, then the Board shall adjust the Shares under such outstanding and unexercised Options (and shall adjust the Shares remaining under the Plan which are then available to be awarded under the Plan, if such plan or agreement makes no specific provision therefor) in a manner not inconsistent with the provisions of such plan or agreement for the adjustment, change, conversion or exchange of such Shares and such Options.

     (d) In the event of a Change in Control of the Company, all Options shall become fully vested and immediately exercisable.

SECTION 8. GENERAL PROVISIONS

8.1 NO RIGHTS TO OPTIONS. No person shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Persons under the Plan. The terms and conditions of Options need not be the same with respect to each Participant.

8.2 WITHHOLDING. The amount, as determined by the Board, of any federal, state or local tax required to be withheld by the Company due to the exercise of an Option shall be satisfied, at the election of the Participant, either (a) by payment by the Participant to the Company of the amount of such withholding obligation in cash at the time of payment for the Shares purchased under the Option (the "Cash Method") or (6) through either the retention by the Company of a number of Shares out of the Shares being acquired through the exercise of the Option or the delivery of already owned Shares having a Fair Market Value equal to the amount of the withholding obligation (the "Share Retention Method"). The cash payment or the amount equal to the Fair Market Value of the Shares so withheld, as the case may be, shall be remitted by the Company to the appropriate taxing authorities. The Board shall determine the time and manner in which a Participant may elect to satisfy a withholding obligation by either the Cash Method or Share Retention Method.


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8.3 CORRECTION OF DEPICTS, OMISSIONS AND INCONSISTENCIES.  The Board may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem desirable in the establishment or administration of the Plan.

8.4 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

8.5 NO RIGHT TO EMPLOYMENT. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Company or to remain on the Board of Directors of the Company. Further, the Company may at any time dismiss a Participant from employment or remove such Participant from the Board of Directors free from any liability or any claim under the Plan unless otherwise expressly provided in the Plan or in any Option Agreement.

8.6 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable Federal law, and to the extent not preempted thereby, with the laws of the State of Texas.

8.7 SEVERABILITY. If any provisions of the Plan or any Option is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws. If it cannot be So construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Options shall remain in full force and effect.

8.8 NO TRUST OR FUND CREATED. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company.

8.9 NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Board shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

8.10 HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

8.11 NO LIMITATION. The existence of the Plan and the grants of Options made hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company, any merger a consolidation of the Company, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof or pertaining thereto, the dissolution or liquidation of the Shares at any Sale or transfer of all or any part of Company's Shares or business, or any other corporate act or proceeding.

8.12 COMPLIANCE WITH SECURITIES LAWS. Anything contained herein to the contrary notwithstanding, the Company shall not be obligated to sell or issue any Shares under the Plan unless and until the Company is satisfied that such sale or issuance complies with (i) all applicable requirements of the exchange on which the Shares are traded (or the governing body of the principal market in which such Shares are traded, if such Shares are not then listed on an exchange), (ii) all applicable provisions of the 1933 Act, and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.


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8.13  INVESTMENT  REPRESENTATION.  Unless the Shares subject to Options  granted under the Plan have been registered under the Securities Act of 1933, as amended (the "1933 Act"), (and, in the case of any Participant who may be deemed an affiliate (for securities law purposes) of the Company, such Shares have been registered under the 1933 Act for resale by such Participant), or the Company has determined that an exemption from registration is available, the Company may require prior to and as a condition of the issuance of any Shares that the person exercising an Option hereunder furnish the Company with a written representation in a form prescribed by the Board to the effect that such person is acquiring said Shares solely with a view to investment for his a her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any such Shares otherwise than in accordance with the provisions of Rule 144 under the 1933 Act unless and until either the Shares are registered under the 1933 Act or the Company is satisfied that an exemption from such registration is available.

SECTION 9. EFFECTIVE DATE OF THE PLAN.

The Plan shall be effective as of the date of its approval by the shareholders of the Company

SECTION 10. TERM OF THE PLAN

No Option shall be granted after ten years and one month from the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option theretofore granted may extend beyond such date, and any authority of the Board to amend, alter, suspend, discontinue or terminate any such Option, or to waive any conditions or rights under any such Option, shall extend beyond such date.

SECTION 11. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

     (a) "Affiliate" shall mean the Company or any subsidiary of the Company.

     (b) "Change in Control" shall mean,  after the effective date of this Plan,
(i) the occurrence of an event of a nature that would be required to be reported in response to Item 1 or Item 2 of a Form 8-K Current Report of the Company promulgated pursuant to Section 13 and 15(d) of the 1934 Act, as amended; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any "person", as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than John Overzet, his estate, any of the member of his family, or any affiliate of him, the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934
Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved; (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;


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provided,  however,  that a merger or  consolidation  effected  to  implement  a reorganization or recapitalization of the Company, or a similar transaction (collectively, a "Reorganization"), in which no "person" acquires more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (d) "Director" shall mean any member of the board of directors of the Company.

     (e)  "Disability"  shall  mean  such  total  and  permanent  disability  as
qualifies  the   Participant  for  benefits  under  the  long-term  or  extended disability plan of the Company covering the Participant at the time.

     (f) "Employee" shall mean any employee of the Company.

     (g) "Fair Market Value" shall mean with respect to the Shares, as of any date, (i) the last reported sales price regular way on the New York Stock Exchange or, if not reported for the New York Stock Exchange, on the Composite Tape, or, in case no such sale takes place on such day, the average of the reported closing bid and asked quotations on the New York Stock Exchange; (ii) if the Shares are not listed on the New York Stock Exchange or no such quotations are available, the closing price of the Shares as reported by the National Market System, or similar organization, or, if no such quotations are available, the average of the high bid and low as ked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or similar organization; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Board, based upon the value of the Company as a going concern, as if such Shares were publically-owned stock, but without any discount with respect to minority ownership.

     (h) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     (i) "Option" shall mean a right granted under the Plan to purchase Shares under the Plan.

     (j) "Participant' shall mean an Employee or Director granted an Option under the Plan.

     (k)  "Person"  shall  mean  any   individual,   corporation,   partnership,
association,   joint-  stock  company,  trust,  unincorporated  organization  or government or political subdivision thereof.

     (l) "Reorganization" shall have the meaning set forth in Section 11(a) above.

     (m) "Retirement" shall mean with respect to a Participant who is an Employee, the termination of employment with the Company (other than due to Termination for Cause, Disability or death) an or after (i) reaching age 65 or
(ii) with consent of the Board, reaching age 55.

     (n) "Shares shall mean shares of the Company's common stock and any shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for such Shares.

     (o) "Termination for Cause" shall mean with regard to a Participant who is an Employee (i) the Participant's gross negligence or willful misconduct in the performance of the duties and services required of the Participant; (ii) the Participant's final conviction of a felony or of a misdemeanor involving moral turpitude; (iii) the Participant's material breach of any material provision of such Participant's employment agreement with the Company, which remains uncorrected for thirty (30) days following written notice to the Participant by the Company, of such breach; or (iv) to the extent the Participant does not have an employment agreement with the Company, such Participant's involvement in a conflict of interest (as defined below) for which the Company makes a determination to terminate the employment of such Participant. For purposes of the forgoing sentence, "conflict of interest" shall mean a breach of the fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Participant's employer and to do no act which would injure the business interests or reputation of the Participant's employer. The decision as to whether "cause" exists for termination of the employment relationship by the Participant's employer is delegated to the Chairman of the Board and the President of such employer for determination (unless the Participant holds one of such positions, in which case the next highest ranking officer who is not a Participant shall make such determination). If the Participant disagrees with the decision reached by the appropriate officers or the Participant's employer, the dispute will be limited to whether the appropriate officers reached their decision in good faith.

     (p) "Voluntary Termination" shall mean termination of employment with the Company by the Participant who is an Employee for any reason whatsoever, other than (i) an involuntary termination, as defined under the terms of such Participant's employment agreement, if any or (ii) termination by reason of the Participant's Retirement, Disability or death.

SECTION 12. STATUS OF OPTIONS

Options granted pursuant to this Plan arc not intended to qualify as Incentive Stock Option within the meaning of Section 422 of the Code, and the terms of this Plan and Options granted hereunder shall be so construed, provided, however, that nothing in this Plan shall be interpreted as a representation, guarantee or other undertaking an the part of the Company that Options granted pursuant to this Plan are not, or will not be, determined to be Incentive Stock Options, within the meaning or Section 422 of the Code.

                NATIONAL ENTERPRISES, INC. 1994 STOCK OPTION PLAN
                              TERMS AND CONDITIONS

The terms and conditions set forth below are hereby incorporated by reference into the attached award agreement ("Agreement") by and between National
Enterprises, Inc. (the "Company") and the employee named therein (the "Participant"). Terms defined in the plan are used herein with the same meaning.

1. Participant has agreed to perform services for the Company or its Affiliates and to accept the grant of the option provided in the Agreement ("Option") in accordance with, and subject to, the terms and provisions of the Plan and the Agreement.

2. Except for its earlier termination as provided below, the Option shall vest and become exercisable six months after the Grant Date.

3. The Option shall not be exercisable following the date which is ten years and one month after its Grant Date or the earlier lapse or termination of such Option as provided herein. To the extent exercisable, the Option may be exercised in whole or in part.

4. Participant agrees that the Company or its Affiliates may withhold any federal state, or local taxes upon the exercise or cancellation of the Option, at such time and upon such terms and conditions as required by law, and as permitted by the Plan. Notwithstanding anything herein to the contrary, the Company shall not be obligated to deliver any Shares pursuant to the exercise or the Option until Participant has satisfied such withholding obligations or made arrangements for satisfying such obligations that are acceptable to the Company and permitted in the Plan.

5. To the extent exercisable and subject to the foregoing restrictions, the Option may be exercised from time to time by a notice in writing of such exercise, with states the Option Grant Number set forth in the Agreement and the number of Shares in respect of which the Option is being exercised. Such notice shall be delivered to Edward J. Smith of the Company at the Company's offices, 1778 N. Plano Road, Suite 200, Richardson, Texas 75081. An election to exercise shall be irrevocable. The sate of exercise shall be the date the notice is hand-delivered or mailed, whichever is applicable.

6. An election to exercise an Option shall be accompanied by the tender of the full purchase price of the Shares for which the election is made. Payment shall be made in cash or by check acceptable to the Company.

7. The Option is not transferable by Participant, otherwise than by will or laws of descent and distribution, and may be exercised during the lifetime of Participant only by Participant, or in the event of Participant's legal guardian or representative.

8. Upon occurrence of any of the events described in Section 7 of the Plan, 100% of the Options outstanding on the date of such adoption, approval or termination shall be vested pursuant to Section 7.

9. In the event Participant's employment with the Company and its Affiliates is terminated by reason of Termination for Cause or Voluntary Termination, the Option outstanding on such date of termination may not be exercised after such termination of employment.

10. Notwithstanding any other provision of the Agreement, Participant will not exercise any Options and the Company shall not be obligated to deliver any Shares or make any cash payments, if counsel to the Company determines such exercise, delivery or payment would violate any law or regulation of any governmental authority or agreement with any national securities exchange upon which the Shares are listed.

11. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Plan.

                                    FORM OF
                        GRANT OF STOCK OPTIONS AGREEMENT


-------------------------------
-------------------------------
-------------------------------

I am pleased to inform you that the Board of Directors of National Enterprises, Inc. (The "Company") has granted you an option to purchase from the Company shares of common stock in the Company as follows:

                  Option Grant #                       --------------------
                  Grant Date                           --------------------
                  Option Price per Share               --------------------
                  Total Number of Shares Granted       --------------------

By signing below, you agree that this option is granted under and governed by the terms and conditions of the Company's 1994 Stock Option Plan (the "Plan"), a copy of which has been delivered to you, including the Terms and Conditions attached hereto and incorporated hereby by reference, and you acknowledge the shares that are subject to the option have not been registered under the Securities Act of 1933. This grant shall be void and of no effect unless you execute and return this Agreement to the undersigned within 30 days of the above date. The attached copy of this Agreement is for your records.

                                           NATIONAL ENTERPRISES, INC.



                                           By:
                                           Name:
                                           Title:

OPTIONEE:




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DATE: